MEYERS PRIDE VALUE FUND
MAY 31, 1997


                                                                     SUMMARY


                                                                                  FUNDS                                      SHARES
                  DOLLARS  DOLLARS     SALES      DOLLARS       INCREASE/         THAT       PURCHASE REINVEST   SHARES    INCREASE/
   FUND          PURCHASED REINVEST COMMISSIONS REDEMPTIONS     (DECREASE)      INCREASED     SHARES   SHARES  REDEMPTION   DECREASE
-----------  ------------- -------- ----------- -----------  -------------  -------------  ---------- -------- ---------- ----------
PRIDE VALUE
  FUND       $1,407,673.00    $0.00       $0.00  $67,182.00  $1,340,491.00  $1,340,491.00  133,466.00     0.00   5,599.00 127,867.00

             ============= ======== =========== ===========  =============  =============  ========== ======== ========== ==========
TOTAL        $1,407,673.00    $0.00       $0.00  $67,182.00  $1,340,491.00  $1,340,491.00  133,466.00     0.00   5,599.00 127,867.00

CHANGE IN
  ASSETS     $1,340,491.00
             =============
24f-2 FEE
  (Change
  in assets/
  3300)            $406.21
             =============

                        % CONTRIBUTED           PROPORTIONAL
                         TO INCREASE                FEE
                        -------------           ------------
PRIDE VALUE FUND               100.00%               $406.21
        0                        0.00%                  0.00
        0                        0.00%                  0.00
        0                        0.00%                  0.00
                        -------------           ------------
                               100.00%               $406.21